Exhibit 10.1

CONSULTANCY SERVICE AGREEMENT

This Consultancy Service Agreement (the “Agreement”) is entered into by and between the following parties on [ ], 2026 in Shanghai:

Party A (Company): ESHALLGO INC.
Nasdaq Trading Symbol: EHGO

Party B (Consultant):

(Party A and Party B are collectively referred to as the “Parties” and individually as a “Party.”)

WHEREAS:

Party B possesses professional expertise and extensive experience in corporate management, strategic planning, capital markets operations, and mergers and acquisitions.

Party A intends to engage Party B to provide professional consultancy services in the foregoing areas, and Party B agrees to accept such engagement.

NOW, THEREFORE, based on the foregoing premises and in accordance with the principles of equality, mutual benefit, honesty, and good faith, the Parties, through friendly consultation, agree as follows:

Article 1 Term

The term of this Agreement shall be one (1) year, commencing on July [ ], 2026 and ending on [ ], 2027 (the “Term”).

Article 2 Responsibilities and Obligations of Party B

During the Term, Party B shall provide Party A with the following consultancy services:

Strategic and Development Consulting: Assist Party A in planning and implementing its future development plans and strategies, and provide Party A’s board of directors and management with professional consulting advice regarding business opportunities and risk assessment, the establishment of the Company’s internal control systems, and other matters conducive to the Company’s development.

Strategic Cooperation and M&A Advisory:

a. Identifying Partners: Assist Party A in identifying strategic partners in China and overseas, and assist Party A in preliminary contacts and discussions with potential partners.

b. Identifying M&A Targets: Based on Party A’s development strategy and needs, identify, screen, and recommend potential merger and acquisition target companies to Party A.

c. M&A Analysis and Due Diligence: With respect to potential acquisition targets designated by Party A, provide necessary business analysis and valuation assessment, and assist Party A or third-party professional institutions engaged by Party A in conducting due diligence.

d. Transaction Support: Provide advisory services to Party A in connection with specific mergers, acquisitions, or transactions, including, without limitation, assisting in designing transaction structures, participating in negotiations, and reviewing transaction documents (with final documents subject to the advice of legal counsel engaged by Party A).

Compliance Consulting: Work with Party A’s internal team and external professional advisors (such as legal counsel and auditors) to provide information and advisory support to assist Party A in complying with the laws and regulations and stock exchange rules applicable to it as a U.S.-listed company. The Parties expressly acknowledge that Party B does not provide legal or accounting services under this Agreement.

Financing Introductions: Based on the Company’s development needs and subject to Party A satisfying applicable regulatory requirements (for example, after it becomes eligible to issue securities pursuant to a Form F-3 registration statement), continue to introduce strategic partners and sources of financing to Party A through debt or equity financing and assist with related negotiations.

Article 3 Responsibilities and Cooperation Obligations of Party A

To facilitate the smooth provision of the consultancy services, Party A shall perform the following responsibilities:

Provision of Information: Upon Party B’s reasonable request for purposes of performing this Agreement, timely provide accurate and complete material supporting documents and information concerning the Company’s business operations, finances, legal matters, and other relevant matters.

Governance Improvements: Within 30 days after the execution of this Agreement, complete such necessary adjustments and improvements to the board of directors and management in accordance with the personnel structure mutually agreed upon by the Parties.

Article 4 Compensation and Payment to Party B

As consideration for the consultancy services provided by Party B under this Agreement, Party A agrees to compensate Party B as follows:

Equity Payment: Party A shall issue to Party B (or its designated affiliate), in a single issuance, an aggregate of 250,000 ordinary shares of the Company (par value US$0.0016 per share) as full compensation for the services.

Securities Law Compliance: The Parties acknowledge that such shares are restricted shares issued pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended, or another exemption from registration. Party B represents and warrants that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933 and acknowledges and accepts that the shares are subject to restrictions on transfer.

Issuance and Lock-Up: Party A shall use its best efforts, within 10 business days after execution of this Agreement, to complete the internal approvals and external registration/filing procedures necessary for the issuance of such shares to Party B. The shares shall be subject to a six (6)-month lock-up period from the date of issuance, during which Party B shall not transfer such shares (except for transfers made pursuant to exemptions available under the securities laws then in effect).

Taxes and Fees: Any taxes and fees arising from the payment of compensation under this Agreement (including, without limitation, income tax and stamp duty) shall be borne by each Party respectively in accordance with applicable law.

Article 5 Relationship of the Parties, Conflicts of Interest, and Disclaimers

Independent Consultant Relationship: The Parties agree that Party B is an independent consultant under this Agreement and is not an employee, representative, partner, or agent of Party A. Nothing in this Agreement shall create any employment, partnership, or joint venture relationship. Party B shall be solely responsible for all taxes and social insurance contributions payable by it under the laws of Hong Kong and/or other applicable laws.

Limitation of Authority: Unless expressly authorized in writing by Party A in advance, Party B shall have no authority to execute any agreement, contract, or commitment on behalf of Party A.

Conflict of Interest Disclosure: In providing services to Party A under this Agreement, particularly in connection with merger and acquisition projects, if Party B concurrently provides services to other clients (including, without limitation, potential transaction counterparties) and such services may conflict with its obligations to Party A, Party B shall immediately disclose such circumstances to Party A in writing. Party B may continue the relevant services only with Party A’s written consent.

Exclusion of Professional Services: The Parties understand and agree that Party B does not provide any of the following services:

(a) legal advice or legal services;

(b) accounting, auditing, or bookkeeping services;

(c) investment advisory, wealth management, or asset management services; or

(d) any services requiring a broker or dealer license under U.S. federal or state securities laws.

No Guarantee: Party B undertakes to provide the services using commercially reasonable efforts and professional skill, but unless otherwise expressly provided in this Agreement, Party B makes no express or implied guarantee as to the results of the services, including, without limitation, the consummation of any merger or acquisition transaction or the achievement of any financing objective. All transactions shall be subject to Party A’s final decision.

Article 6 Confidentiality

Scope of Confidential Information: Party B undertakes to keep confidential Party A’s trade secrets, technical information, financial data, customer information, lists of potential acquisition targets and analysis reports, and other non-public confidential information learned in connection with the performance of this Agreement (collectively, “Confidential Information”).

Confidentiality Obligations: Without Party A’s prior written consent, Party B shall not disclose Confidential Information to any third party, except:

(a) information that is already publicly known (other than as a result of Party B’s breach);

(b) information required to be disclosed pursuant to applicable laws or regulations, a court order, or a requirement of a regulatory authority (in which case Party B shall, to the extent practicable, notify Party A in advance); or

(c) disclosure to Party B’s employees, legal counsel, or financial advisors who need to know such information for purposes of performing this Agreement, provided that such persons are subject to equivalent confidentiality obligations.

Confidentiality Period: The confidentiality obligations under this Article shall survive termination of this Agreement until the Confidential Information enters the public domain.

Article 7 Intellectual Property

Any general methodologies, models, knowledge bases, and similar materials developed by Party B in the course of performing this Agreement using its background knowledge, experience, and techniques (collectively, “Party B Background Intellectual Property”) shall remain the property of Party B.

The intellectual property rights in written analysis reports, merger and acquisition proposals, due diligence checklists, summaries of findings, and other work product specifically created and delivered by Party B for Party A in performing this Agreement (collectively, the “Deliverables”) shall belong to Party A after Party A has paid all compensation due under this Agreement. Party B retains the right to use its Party B Background Intellectual Property in its future services.

Article 8 Liability for Breach

Any Party that breaches any provision of this Agreement shall be liable for such breach and shall compensate the non-breaching Party for all direct losses suffered as a result thereof.

If Party A, without justifiable reason, fails to complete the share issuance procedures as agreed and remains in default for 15 business days after receiving written demand from Party B, Party B shall have the right to unilaterally terminate this Agreement.

If Party B materially breaches its obligations under this Agreement (including, for example, breaching its confidentiality obligations, acting beyond the scope of its authority, or failing to disclose a material conflict of interest) and fails to cure such breach within 15 business days after receiving written demand from Party A, Party A shall have the right to unilaterally terminate this Agreement and require Party B to return all compensation already paid.

Article 9 Amendment, Assignment, and Termination

Amendment: Any amendment or supplement to this Agreement shall be effective only if mutually agreed upon by the Parties and executed in writing.

Assignment: Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.

Early Termination: The Parties may terminate this Agreement early by mutual agreement in writing.

Article 10 Governing Law and Dispute Resolution

Governing Law: The formation, validity, interpretation, performance, and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China (which, for purposes of this Agreement, exclude the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan).

Dispute Resolution: Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly consultation between the Parties. If such consultation fails, either Party shall have the right to submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration in accordance with its arbitration rules then in effect at the time the application for arbitration is filed. The seat of arbitration shall be Shanghai, and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon both Parties.

Article 11 Entire Agreement

This Agreement constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral or written communications, representations, understandings, and agreements between the Parties relating to such subject matter.

Article 12 Counterparts and Effectiveness

This Agreement is executed in two (2) counterparts, with Party A and Party B each retaining one (1) counterpart, each of which shall have equal legal effect. This Agreement shall become effective upon signature and affixing of seals by the authorized representatives of both Parties.

(Signature Page Follows; No Further Text on This Page)

Party A (Seal): ESHALLGO INC.

Authorized Representative (Signature):
Name:
Title:

Party B (Seal):

Authorized Representative (Signature):
Name:
Title:

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